[KIRKPATRICK & LOCKHART LLP]




                                                              Exhibits 5 and 23

                                  July 10, 1998

Universal Heights, Inc.
2875 N.E. 191st  Street, Suite 400A
Miami, Florida 33180

         Re:      Universal Heights, Inc.
                  Registration Statement on Form S-3
                  Registration Number 33-51546

Ladies and Gentlemen:

         This firm is securities counsel to Universal Heights, Inc., a Delaware corporation ("Corporation"). This opinion has been requested by the Corporation in connection with the filing of the above-captioned Registration Statement on Form S-3, Registration Number 33-51546 ("Registration Statement"), under the Securities Act of 1933, as amended, relating to the resale of 14,063,996 shares of Common Stock, $0.01 par value per share ("Common Stock"), of the Corporation by certain selling shareholders as described in the prospectus ("Prospectus") to the Registration Statement. A portion of the shares may be sold by certain of the selling shareholders upon exercise of warrants held by such selling shareholders.

         We have examined copies of the Registration Statement, the Prospectus forming a part thereof, the Certificate of Incorporation and Bylaws of the Corporation, each as amended to date, the minutes of various meetings and unanimous written consents of the Board of Directors and the shareholders of the Corporation, and original, reproduced or certified copies of such records of the Corporation and such agreements, certificates of public officials, certificates of officers and representatives of the Corporation and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers and representatives of the Corporation and others.

         Based on the foregoing, we are of the opinion that the 14,063,996 shares of Common Stock, when issued, were duly and validly issued, fully paid and nonassessable.



                                              Very truly yours,


                                              /s/ Kirkpatrick & Lockhart LLP
                                              -------------------------------
                                              KIRKPATRICK & LOCKHART LLP